UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2009

SELECT COMFORT CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442

(Address of principal executive offices)                               (Zip Code)

(763) 551-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On May 22, 2009 Select Comfort Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Sterling SC Investor, LLC, a Delaware limited liability company (“Sterling”) and an affiliate of Sterling Capital Partners III, L.P. (“Sterling Partners”), that provides for the sale of common stock to Sterling for gross proceeds to the Company of $35 million.  Pursuant to the terms of the Securities Purchase Agreement, the Company will issue to Sterling, subject to the approval of the Company’s shareholders, 50,000,000 shares of the Company’s common stock at a purchase price of $0.70 per share.  The issuance of the shares of the Company’s common stock and the other actions contemplated by the Securities Purchase Agreement are collectively referred to herein as the “Transaction.”  As a result of the Transaction, Sterling will own approximately 52.5% of the Company’s outstanding common stock.

The Transaction is expected to close (the “Closing”) in the third quarter of 2009 and is subject to certain closing conditions, including but not limited to, approval by the Company’s shareholders, accuracy of representations and warranties of the Company and Sterling, amending and restating the Company’s existing Credit Agreement dated as of June 9, 2006, as previously amended, including most recently as of May 22, 2009 (the “Credit Agreement”), on the terms described in the term sheet attached hereto as Exhibit 99.2 and otherwise in form and substance satisfactory to Sterling, and other customary closing conditions.  The Company’s lenders have agreed, in a letter dated May 22, 2009, to negotiate in good faith with the Company to amend and restate the Credit Agreement in the manner described in the term sheet.  The aforementioned description of the letter from the Company’s lenders is qualified in its entirety by reference to such letter, a copy of which is included as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

The Company’s board of directors and a committee of the board of directors composed solely of disinterested directors has approved the Securities Purchase Agreement and the consummation of the Transaction and has recommended that the Company’s shareholders vote in favor of the Transaction.  The Company has received a written opinion from Duff & Phelps LLC, financial advisor to the board of directors, to the effect that, as of the date of such opinion, and based upon and subject to the matters set forth therein, the purchase price to be received by the Company in exchange for the issuance and sale of the shares of common stock in the Transaction is fair, from a financial point of view, to the common shareholders of the Company (without giving effect to any impact of the proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

The Securities Purchase Agreement provides that, following the Closing, the Company will have a nine member board of directors, which will include five members designated by Sterling and four members designated by the Company’s current Board of Directors.  Additionally, so long as Sterling beneficially owns, in the aggregate, at least 20% of the total voting power of the Company’s outstanding common stock entitled to vote for elections of directors, Sterling shall be entitled to designate for nomination by the Company’s board of directors a number of members of the board of directors proportional to its ownership of the Company’s outstanding common stock entitled to vote for elections of directors.  The Company will be obligated to take all actions that are reasonably necessary or desirable to cause the designated directors to be elected to the board of directors.

The Company intends to use the net proceeds from the Transaction for general corporate and working capital purposes.

Pursuant to the Securities Purchase Agreement, from and after the Closing, so long as Sterling beneficially owns, in the aggregate, greater than 20% of the Company’s outstanding common stock, Sterling will have preemptive rights for any future Company issuance of its equity securities, excluding certain exempted issuances.  If the Company decides to issue any equity securities, other than those certain exempted issuances, then it would be required to provide notice to Sterling and offer to sell a pro rata amount of those securities to Sterling, on the same terms it proposes to sell the securities to other parties, based on Sterling’s percentage ownership of the Company’s outstanding common stock immediately prior to the proposed issuance of equity securities.

In certain circumstances, the Company will be required to pay a termination fee if the Closing does not occur.  The termination fee is $1.5 million for most termination reasons, but can be $4 million, in certain circumstances if the termination occurs in connection with a transaction that results in a person or group acquiring beneficial ownership of 80% or more of the common stock of the Company.  On or prior to the Closing or any termination of the Securities Purchase Agreement by the Company, the Company will pay Sterling’s expenses for the Transaction up to $1,000,000, of which $350,000 has been placed in an escrow account in accordance with an escrow agreement with Sterling and Wells Fargo Bank, acting as escrow agent.  In addition, the Company has agreed to pay financial advisory fees of up to $1,270,000 to Sterling’s financial advisors at the Closing.

The Company intends to seek shareholder approval of the Transaction and certain related matters, including the amendment and restatement of the Company’s articles of incorporation, at a special meeting of shareholders.  Shareholder approval of the Transaction is necessary to consummate the Transaction.  The Company intends to mail a definitive proxy statement and proxy card to all shareholders of record as of the record date (to be determined) along with detailed voting instructions.

In connection with the Transaction, the Company will, upon the Closing, pay Piper Jaffray & Co. an equity placement fee of approximately $2 million for services provided in facilitating the transaction.

The aforementioned description of the Securities Purchase Agreement is qualified in its entirety by reference to the complete terms of the Securities Purchase Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Securities Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Securities Purchase Agreement contains representations and warranties that the parties to the Securities Purchase Agreement made to and solely for the benefit of each other.  The assertions embodied in the representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Securities Purchase Agreement.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Securities Purchase Agreement and are modified in important part by the corresponding disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Guarantee

Sterling Partners has executed a guarantee in favor of the Company pursuant to which it has unconditionally and irrevocably guaranteed to the Company the performance of all obligations of Sterling under the Securities Purchase Agreement.

The aforementioned description of the guarantee is qualified in its entirety by reference to the complete terms of the guarantee, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Fourth Amended and Restated Articles of Incorporation

As part of the Transaction the Company has agreed, subject to shareholder approval, to amend and restate its articles of incorporation to, among other things, increase the number of shares of authorized common stock from 142,500,000 shares to 245,000,000 shares.

Registration Rights Agreement

The Company has agreed to enter into a registration rights agreement with Sterling at Closing pursuant to which the Company would be required to file with the Securities and Exchange Commission a registration statement for the resale of the shares of common stock being sold in the Transaction as soon as practicable upon Sterling’s demand.  Additionally, subject to certain conditions, Sterling will be able to include its registrable securities in a Company registration statement if the Company registers any of its securities in connection with a public offering of those securities for cash.

The aforementioned description of the registration rights agreement is qualified in its entirety by reference to the complete terms of the registration rights agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Management Services Agreement

In connection with the Securities Purchase Agreement, the Company has agreed to enter into a management services agreement with Sterling Fund Management, LLC, an affiliate of Sterling.  Under the terms of the management services agreement, Sterling Fund Management, LLC will render management, consulting and financial services to the Company, which services will include advice and assistance concerning various aspects of the operations, planning and financing of the Company in exchange for an annual fee of $500,000, payable to Sterling Fund Management, LLC by the Company in arrears on a quarterly basis.  The management services agreement will terminate on the earlier of three years from the date of Closing or at the time that Sterling or any other affiliate or associate of Sterling Fund Management, LLC no longer beneficially owns, in the aggregate, greater than 20% of the then outstanding voting securities of the Company.

The aforementioned description of the management services agreement is qualified in its entirety by reference to the complete terms of the management services agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No. 11 to Credit Agreement

Effective as of May 22, 2009, the Company entered into Amendment No. 11 (“Amendment No. 11”) to our existing Credit Agreement.  The parties to Amendment No. 11 are Select Comfort Corporation, JPMorgan Chase Bank, National Association, as Administrative Agent and as Collateral Agent, Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, National Association, Bank of America, N.A., Citicorp USA, Inc., Wells Fargo Bank, National Association and Branch Banking and Trust Co., as Lenders.

Pursuant to Amendment No. 11, the Lenders increased the applicable rate under the agreement to so that the facility fee rate is 0.75% and the ABR spread is 5.50%.  The Lenders also reduced the amount of the minimum availability covenant from $15 million to $10 million until June 30, 2009, and thereafter to $5 million.  A net availability amount of $75 million will remain throughout the term of the amendment due to a corresponding change in the total commitment occurring in conjunction with the reductions to the minimum availability covenant.

Also pursuant to Amendment No. 11, the Lenders waived compliance with (a) the Minimum Interest Coverage Ratio covenant for the fiscal period ended on or about December 31, 2008 and other applicable fiscal periods ending on or prior to the Waiver Termination Date (as defined below), (b) the Maximum Leverage Ratio covenant for the fiscal period ended on or about March 31, 2009 and other applicable fiscal periods ending on or prior to the Waiver Termination Date, (c) the Minimum EBITDA covenant for the fiscal period ended on or about December 31, 2008 and other applicable fiscal periods ending on or prior to the date the Waiver Termination Date, and (d) the requirement under Section 5.01(a) of the Credit Agreement that the company deliver its audit for fiscal year 2008 without a going concern qualification or exception.

The foregoing waivers will continue through the earliest to occur of (i) July 31, 2009, (ii) the date that capital expenditures for the period commencing on the first day of the fiscal month for January 2009 through the date of determination exceed $4,000,000 in the aggregate, (iii) the date the Company amends, supplements or modifies the Securities Purchase Agreement without the prior written consent of the Administrative Agent, (iv) failure of the Company to file with the Securities and Exchange Commission (the “SEC”) its proxy statement for soliciting shareholder approval of the Transaction by June 1, 2009, (v) failure of the Company to commence solicitation to its shareholders of its proxy statement by June 17, 2009, (vi) failure of the Company to obtain shareholder approval of the Transaction by July 24, 2009, (vii) the date either the Company or Sterling terminates its obligations under the Securities Purchase Agreement, or (viii) the Securities Purchase Agreement at any time shall cease to be in full force and effect.  If the SEC notifies the Company of its intent to review or issue comments with respect to the Company’s timely filed proxy statement, then each of the dates specified in (i), (v) and (vi) will be extended by 45 calendar days.

The aforementioned description of Amendment No. 11 is qualified in its entirety by reference to the complete terms of Amendment No. 11, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

GE Waiver and Consent

We entered into a letter agreement with GE Money Bank on May 21, 2009 (the “GE Waiver and Consent”), with respect to that certain Amendment and Restated Private Label Consumer Credit Agreement (the “Program Agreement”) dated as of December 14, 2005, among GE Money Bank, Select Comfort Corporation and Select Comfort Retail Corporation.  Under this letter agreement GE Money Bank (a) agrees that it will not exercise its right to terminate the Program Agreement upon the change of control that will occur upon consummation of the Securities Purchase Agreement, (b) waives any right it may have as of the date of the letter agreement to terminate the Program Agreement by reason of (i) any default or event of default under the Credit Agreement described above or (ii) to the extent applicable, the existence of a material adverse change affecting the Company.  The letter agreement also amends provisions of the Program Agreement relating to GE Money Bank’s ability to adjust the rates on which charges to the Company under the Program Agreement are based and its ability to adjust the rates on which charges to the Company under the Program Agreement are based and its ability to adjust promotional rates offered to the Company’s customers, extends the expiration date of the started term of the Program agreement from February 15, 2011 to February 15, 2012 and revises the provisions relating to the Company’s right to terminate the Program Agreement in the event of an increase in the amounts charged to the Company by GE Money Bank.

The aforementioned description of the GE Waiver and Consent is qualified in its entirety by reference to the full text of the GE Waiver and Consent, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements about Select Comfort within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking.  These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the securities purchase agreement; (2) the outcome of any legal proceedings that may be instituted against Select Comfort and others following announcement of the proposed transaction; (3) the failure to obtain Select Comfort’s shareholder approval as required to consummate the proposed transaction, (4) the inability to complete the proposed transaction due to the failure to satisfy any of the conditions to closing of the proposed transaction; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; and (6) other risks, including, among others, the impact of the Company’s defaults under its credit agreements; costs and uncertainties related to the outcome of pending litigation; the Company’s ability to sustain increased sales, improve operations and realize cost savings; competitive and general economic conditions; and the risks described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009 under the caption “Risk Factors.”  These risks and uncertainties are not exclusive and further information concerning Select Comfort’s business, including factors that potentially could materially affect Select Comfort’s financial results or condition, may emerge from time to time, including factors that Select Comfort may consider immaterial or does not anticipate at this time.

When relying on forward-looking statements to make decisions with respect to the Select Comfort, investors and others are cautioned to consider these and other risks and uncertainties.  Select Comfort can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. Select Comfort undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason except as required under Federal securities laws.

Important Additional Information for Investors and Shareholders

This communication is being made in respect of the proposed equity investment transaction involving Select Comfort and Sterling Partners.  In connection with the proposed transaction, Select Comfort intends to file with the SEC a proxy statement and Select Comfort plans to file with the SEC other documents regarding the proposed transaction.  The definitive proxy statement will be mailed to the shareholders of Select Comfort.  INVESTORS AND SECURITY HOLDERS OF SELECT COMFORT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SELECT COMFORT AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Select Comfort at the SEC’s website at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Select Comfort Corporation, 9800 59th Avenue North, Plymouth, Minnesota 55442, Attention: Investor Relations, telephone: (763) 551-7000. In addition, investors and security holders may access copies of the documents filed with the SEC by Select Comfort on Select Comfort’s website at www.selectcomfort.com.

Select Comfort and its directors, executive officers, certain members of management and employees may be soliciting proxies from the shareholders of Select Comfort in respect of the proposed transaction.  If and to the extent that any of the Select Comfort participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of those benefits will be described in the definitive proxy statement relating to the transaction.  Investors and shareholders can obtain more detailed information regarding the direct and indirect interests of Select Comfort directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by this Item 2.03 is set forth under the heading “Amendment No. 11 to Credit Agreement” in Item 1.01, which is incorporated herein by reference.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

The information required by this Item 3.02 is set forth in Item 1.01, which is incorporated herein by reference.

The shares to be issued pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The securities will be issued to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  As a result, the securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.  Sterling has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the shares of the Company’s common stock are being acquired for investment.  The Company has not engaged in a general solicitation or advertising with regard to the Transaction and has not offered securities to the public in connection with the Transaction.

ITEM 8.01.  OTHER EVENTS.

Press Release

On May 26, 2009, the Company issued a press release announcing the Transaction and that it had entered into the agreements relating to the Transaction.  The press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Securities Purchase Agreement by and among Select Comfort Corporation and Sterling SC Investor, LLC.

10.2	Guarantee by Sterling Capital Partners III, LP in favor of Select Comfort Corporation.

10.3	Form of Registration Rights Agreement to be entered into by and among Select Comfort Corporation and Sterling SC Investor, LLC.

10.4	Form of Management Services Agreement to be entered into by and among Select Comfort Corporation and Sterling Fund Management, LLC.

10.5	Amendment No. 11 to Credit Agreement, dated as of May 22, 2009.

10.6	GE Waiver and Consent, dated May 21, 2009.

99.1	Press Release, dated May 26, 2009.

99.2	Term Sheet from the Company’s lenders, dated May 22, 2009.

99.3	Letter from the Company’s lenders, dated May 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: May 26, 2009	By:	/s/ Mark A. Kimball
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement by and among Select Comfort Corporation and Sterling SC Investor, LLC.*

10.2	Guarantee by Sterling Capital Partners III, LP in favor of Select Comfort Corporation.

10.3	Form of Registration Rights Agreement to be entered into by and among Select Comfort Corporation and Sterling SC Investor, LLC.

10.4	Form of Management Services Agreement to be entered into by and among Select Comfort Corporation and Sterling Fund Management, LLC.

10.5	Amendment No. 11 to Credit Agreement, dated as of May 22, 2009.

10.6	GE Waiver and Consent, dated May 21, 2009.

99.1	Press Release, dated May 26, 2009.

99.2	Term Sheet from the Company’s lenders, dated May 22, 2009.

99.3	Letter from the Company’s lenders, dated May 22, 2009.

*                                         All exhibits and schedules to the Securities Purchase Agreement have been omitted. Select Comfort will furnish omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.